Exhibit 10.22

OFFICE BUILDING LEASE

This is a legally binding Contract;

if not understood seek advice from an attorney

THIS LEASE is entered into by and between Landlord and Tenant and upon approval by both Landlord and Tenant, as evidenced by their signatures hereto, a valid and binding Lease shall exist, the terms and conditions of which are as follows:

1.	DEFINITIONS AND BASIC PROVISIONS. The following definitions and basic provisions shall be construed as follows when used elsewhere in this Lease:

	a)	Effective Date: The Effective Date shall be the latest date for approval by all parties as indicated below.

	b)	Landlord:	Founders Tower Condominiums, LLC
c/o Trevor Kelly
		Address:	1603 E. 19th St., Suite 205, Edmond, OK 73013
		Phone No.:	(405) 775-1128 Fax No.: (405) 513-7901

	c)	Teneant:	PSM Holdings, Inc.
c/o _______________________________
		Address:	5900 Mosteller Drive, Suite 11, Oklahoma City, OK
		Phone: No.:	Fax No.:

	d)	Third Party Guarantor: N/A Guarantor Agreement attached hereto as Exhibit: ________
c/o _______________________________
		Address:	__________________________________
		Phone No.:	_______________ Fax No.: ______________

e)

Leased Premises: Approximately 4,033 net rentable square feet, Suite No. 3 & 5 in the building located at 5900 Mosteller Drive, Oklahoma City, OK 73113 in Oklahoma County, Oklahoma, such premises shown and outlined on the plan attached hereto as Exhibit A.

	f)	Project: N/A

	g)	Use: General Office Tenant, as evidenced by his signature below, has determined and represents that the stated use is consistent with all local, State and Federal regulations applicable to said use.

h)

Legal Use: Tenant shall use the Leased Premises only for the use stated and for no other purposes. Tenant shall not use, nor permit the use of, anything in the Leased Premises (i) which would violate any of the agreements of the Lease, (ii) for any unlawful purpose or in any unlawful manner, or (iii) that would substantially increase cost of the Landlord’s insurance.

	i)	Lease Term: A period of Five (5) years commencing on August 1, 2013 (“Commencement Date”) and ending on July 31, 2018 (“Expiration Date”).

	j)	Base Rental: A total of $318,607 (total base rental) payable in monthly installments in advance as follows:

	From	To	Monthly Rate
Year 1	Aug 1, 2013	July 31, 2014	$5,041.25
Year 2	Aug 1, 2014	July 31, 2015	$5,209.29
Year 3	Aug 1, 2015	July 31, 2016	$5,377.33
Year 4	Aug 1, 2016	July 31, 2017	$5,377.33
Year 5	Aug 1, 2017	July 31, 2018	$5,545.38

k)	Prepaid Rental: $5,041.25 representing payment of rental for the first month of the Lease Term.

OFFICE BUILDING LEASE

l)	Security Deposit: $0.00 (not applicable toward last month’s rent).

m)	Parking: (check one) [ ] no charge to be used in common by all tenants and guests. [ ] spaces allocated for the Leased Premises, additional parking at a cost of $0.00 per space.

n)	Tenant’s Public Liability Insurance Limts: $1,000,000 combined single limit bodily injury and property damage as described in paragraph 5(h).

o)	Operating Expenses: Operating Expenses included in the Base Rental shall be either $2.50 per square foot OR the proportional share of the actual operating expenses for base year .

p)

Services by Landlord: Landlord agrees to furnish Tenant, while Tenant occupies the Leased Premises, the following services during the normal business hours established for the building, 7:00 a.m. to 7:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 noon on Saturday, excluding Sundays and holiday: water, electric service, heating and air conditioning, and janitorial cleaning services, including trash removal as may in the judgment of the Landlord, be reasonably required. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to provide prompt repair, but Tenant shall have no claim for rental abatement or damages on account of any interruption in service, or for the interruption of utility or services beyond Landlord’s control.

2.

GRANTING CLAUSE. Landlord hereby covenants and warrants that it has rightful possession to, and hereby leases, lets, and demises unto Tenant, together with all improvements, appurtenances, easements, and privileges thereunto belonging, the Leased Premises for the Permitted Use, together with on-site parking, if any.

3.

PAYMENT OF RENT. Tenant agrees to pay to Landlord the total monthly base rental, with such monthly installments to be paid in advance, on or before the first day of each calendar month during the term, without demand. Tenant shall pay the first monthly installment as "prepaid-rental" concurrently with the execution of this Lease. The rent for a portion of the calendar month during which rent might begin to accrue or terminate shall be prorated. Tenant's covenant to pa) rent shall be independent of every other covenant set forth in this Lease, and Tenant shall have no right of deduction or setoff whatever. All rents herein provided for shall be paid to Landlord at the Landlord's address or at such other place as shall be designated by Landlord, in writing, furnished to Tenant at least ten (10) days prior to the nex1ensuing rent payment due date.

Operating Expense Increase/Additional Rent. Any operating expense proportionally allocated to the Leased Premises, in excess of those set forth in Paragraph l(o) above, shall be charged and billed to the Tenant as Additional Rent, payable as follows:          . Building operating expense to include, but not be limited to the following: taxes and insurance , utilities (water, gas, electricity , heating and air conditioning, building management fees, maintenance (including necessary non capital replacements), fixtures and equipment, exterior lighting. roof, exterior maintenance, common area maintenance , (including entry ways, stairways, hallways, parking lots and driveways, restrooms, landscaping, and janitorial services), trash removal, window washing, sweeping, and snow and ice removal from parking area and driveways.

4.

LATE PAYMENT OF RENT. Any rents received on the 5th day after the due date, or thereafter, shall be assessed in the amount of $100.00 or the maximum late fee amount allowable by law, whichever is less.

5.	General Provisions.

a)

Flood Notification. Flood Notification. If required by a City or County governmental agency, Landlord shall deliver to Tenant prior to Tenant signing this lease notice in writing if Property is located in an area designated as a flood hazard area as defined by such City and/or County governmental agency.

OFFICE BUILDING LEASE

b)

Repairs. Landlord shall keep and maintain the roof, exterior walls, structure, floor slabs, public stairways and corridors, lavatories, equipment, lights and fixtures and common facilities of the building in good condition and repair. Tenant shall keep the Leased Premises neat and clean and in such order, and condition as received on Commencement Date (or Occupancy Date, whichever is earliest), or may be put in during the term hereof, reasonable use and wear excepted . Tenant shall neither damage or abuse, nor permit the damage or abuse of, the Leased Premises. Tenant shall not overload the floor and shall abide by Landlord 's instructions with respect to care and avoidance of abuse. Tenant shall not overload the electrical system and shall abide by Landlord's instructions with respect to care and avoidance of abuse.

c)	Possession. Unless otherwise agreed to in writing, possession shall be delivered on the Commencement Date of this Lease. If Landlord is unable to deliver possession of the Leased Premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered. Tenant may terminate this lease if possession is not delivered within days of the commencement of the term.

d)

Assignment, Subletting, and Encumbering. This Lease shall not be assigned, sublet, or transferred by Tenant without Landlord's prior written consent. Tenant shall not sublet, or offer or advertise for subletting, the Leased Premises, or any portion thereof, without the prior written consent of Landlord . Any assignment or subletting shall not relieve Tenant of its obligations hereunder or release Tenant from the further performance of all covenants herein contained.

e)

Estoppel Certificate. Tenant shall, at any time so requested, execute and deliver to Landlord such Estoppel certificates as Landlord shall reasonably require, stating length of Tenant's Lease, amount of rent, deposits and other terms.

f)

Subordination. This Lease shall be subject and subordinate, at all times, to the lien of existing mortgages and of mortgages which hereafter may be made on the Leased Premises. Tenant will execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as may be desired by Landlord.

g)

Rules and Regulations. Tenant agrees to observe and comply with the Rules and Regulations presently existing and such other and further reasonable rules and regulations as Landlord may, from time to time, adopt, a copy of which is attached to this Lease as Exhibit D.

h)

Tenant’s Public Liability Insurance. Tenant shall procure, keep in force, and pay for comprehensive public liability insurance, in amounts reasonably required by Landlord, with reputable, responsible licensed companies, indemnifying Landlord and Tenant against all claims and demands for injury to. or death of, persons or damage to property, which may be claimed to have occurred on the Leased Premises. Landlord shall be named as an additional insured and Certificates of the same shall be provided to the Landlord. Landlord shall insure the building and its structure and Tenant shall insure all of Tenant's contents.

i)

Toxic or Hazardous Materials. Tenant shall not store, use, or dispose of any toxic or hazardous materials in, on, or about, the Leased Premises without the prior written consent of Landlord. Tenant, at its sole cost, will comply with all laws relating to Tenant's storage, use, and disposal of hazardous or toxic materials.

j)

Indemnity, Liability and Loss or Damage. Tenant agrees to defend, indemnify, and hold Landlord harmless from any loss, cost, or expense, whatsoever, resulting from (i) personal injury , loss of life, or loss of property relating to the use and occupancy by Tenant, or (ii) from damage to, or destruction of, the Project structure, or any pan thereof, or of any abutting real property caused by, or attributable to, the negligent act or acts, or omission or omissions to act of Tenant, or caused by, or attributable to, the Tenant's failure to perform its obligations under this Lease. Likewise, Landlord agrees to defend, indemnify, and hold Tenant harmless from any loss, whatsoever, resulting from personal injury, loss of life or property relating to the use of Landlord and use and occupancy by other tenants, or caused by, or attributable to, the negligent act or acts, omission or omissions to act, of Landlord, or caused by, or attributable to, Landlord's failure to perform its obligations under this Lease.

OFFICE BUILDING LEASE

k)

Holding Over. In the event Tenant remains in possession of the Leased Premises after the expiration or termination of the Lease, Tenant shall occupy the Leased Premises as a Tenant from month-to-month at 150% of the rental due for the last full calendar month during the term of the Lease and subject to all other provisions and obligations of the Lease applicable to a month-to-month tenancy.

l)

Signs. No sign, notice, or other advertisement shall be inscribed, painted, affixed, or displayed on any of the windows or doors or on any other part of the outside or the inside of the Leased Premises without prior written consent of Landlord or its agents.

m)

Destruction of Leased Premises. In the event of a partial destruction of the building in which the Leased Premises are contained, during the term, Landlord shall make any repairs that can be made under existing governmental regulations within one hundred and twenty (120) days of such destruction, but such partial destruction shall not terminate this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Leased Premises. If repairs cannot be made within one hundred and twenty (120) days, this Lease may be terminated, at the option of either party, by delivering written notice.

n)

Right of Entry. Landlord reserves the right to retain passkeys to the Leased Premises at all times. Landlord reserves the right, for itself, and its employees or contractors, and Tenant covenants to permit Landlord, or its agents, employees, or contractors, to enter any and all portions of the Leased Premises at any time; provided, that Landlord shall give Tenant reasonable notice prior to any entry for the purpose of showing the space to prospective tenants . Tenant shall permit Landlord at any time within sixty (60) days prior to expiration of this lease to place upon the Leased Premises the usual “For Lease” or “For Sale”' signs, and permit persons desiring to lease or purchase the same to inspect the Leased Premises thereafter.

During the progress of any repairs or other work, Landlord may keep and store on the Leased Premises all necessary materials, tools, and equipment, and Landlord shall, in no event, be liable for disturbance, inconvenience, annoyance , loss of business, or other damage to Tenant, or any assignee, or sublessee under the Lease, by making such repairs or performing any such work on or in the Leased Premises, or due to bringing materials, supplies and equipment into or through the Leased Premises during the course of such work.

o)

Condemnation. If the Leased Premises is totally condemned by any lawful authority under the power of eminent domain, or shall, during the continuance of the Lease, be totally destroyed by the action of public authorities, then this Lease and the term leased shall terminate, and Tenant shall be liable for rent only up to the date of such termination.

p)

Quiet Enjoyment. Landlord grants to Tenant, in exchange for continued payment of rent and performance of each and every covenant hereof, the right to peacefully and quietly hold, occupy, and enjoy the Leased Premises throughout the tcrm. Further, Tenant shall not commit any waste upon the Leased Premises. or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

6.

Landlord’s Lien. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest in and on all property Tenant now, or hereafter, may place in or upon the Leased Premises, and the property shall be, and remain, subject to such lien and security interest of Landlord for payment of all rental and other sums agreed to be paid by Tenant. The lien and security interest shall be in addition to and cumulative of the Landlord 's liens existing or to exist under statute, in law, or in equity, none of which are waived by Landlord . The provisions of this paragraph relating to the lien and security interest shall constitute a Security Agreement under the Uniform Commercial Code, so that Landlord shall have, and may enforce, a security interest on all property of Tenant now or hereafter placed in or on the Leased Premises. including, but not limited to, all fixtures, machinery, equipment, furnishings, and other articles of personal property now, or hereafter, placed in or upon the Leased Premises by Tenant Landlord may , at its election at any time, file a copy or memorandum of this Lease as a financing statement Landlord, as secured party , shall be entitled to all rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law, or by the other terms and provisions of this Lease.

OFFICE BUILDING LEASE

7.

ADDITIONS AND ALTERATIONS. Tenant shall not make any additions, alterations or improvements to the Leased Premises without the prior written consent of the Landlord. At Landlord 's option, any and all additions, alterations and improvements to the Leased Premises, including built-ins, shall belong to the Landlord.

8.	BREACH AND DEFAULT. If any of the of the following occurs, this Lease may be deemed in default by Landlord :

a)	Tenant fails to make any payment of rent, or any other amount due. and such failure continues for fifteen (15) days after the payment due date;

b)	Tenant fails to keep in force insurance as required by Paragraph 5(h) of the Lease and such failure continues for ten (10) days after written notice to Tenant;

c)	Tenant materially breaches any other covenant and the same shall not have been cured within ten (10) days after notice thereof by Landlord;

d)	Tenant files any voluntary petition in bankruptcy, or for corporate reorganization, or any similar relief. or if an involuntary petition in bankruptcy shall be filed against the Tenant;

e)	A receiver is appointed for Tenant or Tenant's property by any Court;

f)	Tenant makes an assignment for benefit of creditors;

g)	Tenant abandons or vacates the Leased Premises during the term hereof;

h)	Tenant fails to operate its business in material compliance with a11 applicable laws; or

i)	Tenant transfers a portion, or all, of its assets to another entity or individual without written notification and consent of the Landlord.

9.

LANDLORD’S REMEDIES. Upon the occurrence of any event of default by Tenant, and the failure by Tenant to remedy such default within the time permitted by Landlord , Tenant hereby grants the Landlord the following rights:

a)	To change the locks, exclude Tenant from the Leased Premises, re-enter Leased Premises and enforce security against Tenant’s entry.

b)

To relet Leased Premises and recover cost of alterations and damages. Upon any reletting , Tenant shall be immediately liable to pay to Landlord , without further demand or process of law, the cost and expense of reletting, including, without limitation, any brokerage fees, the cost of any alterations and repairs deemed necessary by Landlord to effect reletting, and the full amount, if any, by which the rental reserved in this Lease for the period of reletting (but not beyond the terms of this Lease) exceeds the amount agreed to be paid as rent for the Leased Premises for the period of reletting . If Tenant has been credited with any rent to be received by reletting and the rent shall not be promptly paid to Landlord by the new tenant, Tenant shall immediately be liable to pay the deficiency to Landlord . If the Landlord elects to terminate this Lease, Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant's failure to pay rental, including the cost of recovering the Leased Premises, and including the excess of the rental reserved in this Lease for the remainder of the stated tem1over the then reasonable rental value of the Leased Premises for the remainder of the term, all of which amount shall be immediately due and payable by Tenant to Landlord . Landlord shall be under no obligation to attempt to re-lease the Leased Premises before it leases its other properties.

OFFICE BUILDING LEASE

c)

To remove, store, and dispose of Tenant’s property. Any property belonging to Tenant, or to any person holding by , through, or under Tenant, or otherwise found upon the Leased Premises at the time of re-entry or termination by the Landlord, may be removed and stored in any warehouse, at the cost of, and for the account of, Tenant , or in Landlord's sole discretion, deemed to be abandoned by Tenant and disposed of accordingly.

d)

Additional Remedies. In the event of any breach or threatened breach by Tenant of any covenants, agreements, terms or conditions of this Lease, Landlord shall be entitled to enjoin the breach or threatened breach, and in addition to the rights and remedies provided hereunder, shall have any other right or remedy allowed at law or equity, by statute, or otherwise. The provisions of this Section shall be construed consistent with the laws of the State of Oklahoma, so that remedies of Landlord herein described shall be available Lo Landlord to the full extent, but only to the extent, that they are valid or enforceable under the laws of the State of Oklahoma.

e)

To Recover Attorney’s Fees. If suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rental, or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of either party to be kept or performed, and a breach shall be established, the nonprevailing party shall pay to the prevailing party all expenses incurred, including a reasonable attorney's fee. The prevailing party shall be determined by the Court which shall also approve the amount of reimbursed expenses.

The foregoing rights and remedies given to Landlord are and shall be deemed to be cumulative and the exercise of any of them shall not be deemed to be an election excluding the exercise by the Landlord , at any time, of a different or inconsistent remedy, and shall be deemed to be given to Landlord in addition to any other right and further rights granted to the Landlord by the terms hereof, or by law. The failure of Landlord, at any time, to exercise any right or remedy herein granted or established by law shall not be deemed to operate as a waiver of its right to exercise such right or remedy at any other future time.

10.

EFFECT AND SERVERABILITY. This Lease shall be executed in duplicate originals and, when executed by both Landlord and Tenant, shall be binding upon and inure to the benefit of Landlord and Tenant, their heirs, legal representatives, successors, and assigns. This Lease sets forth the complete understanding of Landlord and Tenant and supersedes all previous negotiations, representations, and agreements between them, their agents, Broker(s) and Broker's sales associates. This Lease can only be amended or modified by a written agreement signed by Landlord and Tenant.

Should any clause or provision of this Agreement be adjudged, or otherwise rendered , unenforceable . all provisions not so affected shall remain in full force and effect In t11e event of any transfer of title or interest of the Leased Premises, the Landlord named herein shall be relieved of all liability related to Landlord 's obligations to be performed after such transfer. Provided, however, that any funds in the hands of Landlord at the time of such transfer shall be delivered to Landlord 's Grantee . Landlord's obligations hereunder shall be binding upon Landlord 's successors and assigns only during their respective periods of ownership.

11.	EXHIBITS. Exhibits through are attached to, and by this reference made a part of, this Lease.

OFFICE BUILDING LEASE

12.

BROKER RELATIONSHIP DISCLOSURE. The parties to this transaction hereby acknowledge that, prior to the parties entering into this Lease, the following disclosures were clearly made to each of the parties:

Listing Broker is acting as:

[ ] Single-party Broker for the Landlord	[ ] Transaction Broker for the Landlord [ ] Single party Broker for the Tenant
[ ] Transaction Broker for the Tenant	[ ] Transaction Broker for the both the Landlord and the Tenant

Leasing Broker is acting as:
[ ] Single-party Broker for the Landlord	[ ] Transaction Broker for the Landlord [ ] Single party Broker for the Tenant
[ ] Transaction Broker for the Tenant	[ ] Transaction Broker for the both the Landlord and the Tenant

13.

SPECIAL CONITIONS. These items are not included in the base rent and will be paid with each monthly payment:

$1.25/psf - Common Area Expenses ($5,041.25/year - $420.10/month)

$1.00/psf – Real Estate Taxes ($4,033.00/year - $336.00/month)

$0.50/psf – Landlord’s Insurance ($2,016.50/year - $168.42/month)

Totals: $11,090.75/year; $924.23/month – This amount will be paid in addition to the rent.

Tenant to Provide: Tenant to pay $90,000 towards the build out of the space and this will be the first money paid prior to Landlords contribution. Tenant agrees that $130,000 of the money provided by Landlord towards the cost of the build out will be amortized over the term of the base lease period ($130,000/60 months = $2,166.66 per month) and will be paid by Tenant in addition to the base rent on a monthly basis.

Landlord to Provide: $80,000.00 towards the build out of the Tenant space. In addition Landlord will match 50% of additional cost up to a total of $7,500 of additional money exceeding the budget and this additional amount will be amortized over the term of the base lease and paid by Tenant on a monthly basis.

*Lease Date to start when tenant takes occupancy of the space.

14.	RECEIPT. By execution of the Lease, Landlord acknowledges receipt of Prepaid Rent and Security Deposit.

15.

SECURITY DEPOSIT. The Security Deposi1 set forth in paragraph l(j) of this Lease, if any, shall secure the performance of the Tenant's obligations hereunder . Landlord may, but shall not be obligated to apply all or portions of said deposit on account of Tenant's obligations hereunder. Any balance remaining upon termination shall be returned to Tenant. Tenant shall not have the right to apply the Security Deposit in payment of the last month's rent.

APPROVED AND AGREED TO BY TENANT:	APPROVED AND AGREED TO BY LANDLORD:

This 8th day of April, 2013	This 8th day of April, 2013

/s/ Ron Hanna	/s/ Paul Cornell
President & CEO	Manager

LEASING BROKER:	LISTING BROKER:

This day of	This day of

By	By
(Associate)	(Associate)